EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Kiwa Bio-Tech Products Group Corporation (the “Company”), on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), Wei Li, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 29, 2015

By:	/s/ Wei Li
Wei Li
Principal Executive Officer